Exhibit 99.B(q)(7)

SEI LIQUID ASSET TRUST

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI ASSET ALLOCATION TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI ALPHA STRATEGIES PORTFOLIO, LP

ADVISER MANAGED TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustee of the above-referenced open-end management investment companies registered under the Investment Company Act of 1940, as amended (each a “Trust” and, together, the “Trusts”), business trusts organized under the laws of the Commonwealth of Massachusetts, except SEI Alpha Strategies Portfolio, LP, which is a series limited partnership organized under the laws of Delaware, and Adviser Managed Trust, which is a statutory trust organized under the laws of Delaware, hereby constitutes and appoints Robert A. Nesher, Timothy D. Barto, Peter A. Rodriguez, Timothy W. Levin, Sean Graber, Sofia A. Rosala and John J. O’Brien, each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for his and in his name, place and stead, and in the capacity indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of each Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

/s/ Mitchell A. Johnson	Date:	3/22/2011
Mitchell A. Johnson, Trustee